Exhibit 10.24

NINTH AMENDMENT AND MODIFICATION TO

LOAN AND SECURITY AGREEMENT

THIS NINTH AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is made this 11th day of June, 2004, by and among SHERWOOD BRANDS OF VIRGINIA, LLC (“VA”), SHERWOOD BRANDS, LLC (“MD”), SHERWOOD BRANDS OF RI, INC. (“RI”), ASHER CANDY, INC. (formerly known as Asher Candy Acquisition Corporation) (“Asher”), SHERWOOD BRANDS, INC. (“Guarantor”) and WACHOVIA BANK, NATIONAL ASSOCIATION, formerly known as First Union National Bank (the “Lender”).  VA, MD, RI and Asher are referred to collectively as “Borrowers” or each as a “Borrower”.

BACKGROUND

A.            Borrowers, Guarantor and Lender entered into that certain Loan and Security Agreement dated June 12, 2001 (as amended by that certain First Amendment and Modification to Loan and Security Agreement dated April 30, 2002, that certain Second Amendment and Modification to Loan and Security Agreement dated September 5, 2002, that certain Third Amendment and Modification to Loan and Security Agreement dated April 7, 2003, that certain Fourth Amendment and Modification to Loan and Security Agreement dated May 30, 2003, that certain Fifth Amendment and Modification to Loan and Security Agreement dated July 30, 2003,  that certain Sixth Amendment and Modification to Loan and Security Agreement dated November 24, 2003; that certain Seventh Amendment and Modification to Loan and Security Agreement dated February 13, 2004; and that certain Eighth Amendment and Modification to Loan and Security Agreement dated April 8, 2004 and as the same may be further amended from time to time, the “Loan Agreement”).

B.            Borrowers are in default under the Loan Agreement for failure as of April 30, 2004 to comply with the Tangible Net Worth requirement set forth in Section 6.19(a) of the Loan Agreement and the Fixed Charge Coverage Ratio set forth in Section 6.19(b) of the Loan Agreement (the “Existing Defaults”).

C.            Notwithstanding the existence of the Existing Defaults Borrowers and Guarantors have requested that Lender extend the Term and further amend the Loan Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.             Confirmation of Background.  Borrowers and Guarantor ratify, confirm and acknowledge that the statements contained in the foregoing Background are true, accurate and complete in all respects.

2.             Term.  Section 10.4 is deleted in its entirety and replaced with the following:

“10.4  Term.  Terminating on July 31, 2004.”

3.             Additional Financial Information.  In addition to any other financial information required to be delivered pursuant to the terms of the Loan Agreement Borrowers shall submit to Lender on or before June 30, 2004 a revised budget for the fiscal year ending July 31, 2005 which budget shall be in form and content satisfactory to Lender and shall include monthly income statements and balance sheets together with weekly cash flow and borrowing availability projections from the date of the budget through and including July 31, 2005.

4.             Outside Accounts.

(a)           Borrowers and Guarantor represent and warrant to Lender that attached hereto as Schedule 1 is a complete listing of all accounts of Borrowers and Guarantor maintained with any bank or other financial institution other than Lender (collectively, the “Outside Accounts”).

(b)           On or before July 19, 2004, Borrowers and Guarantor shall cause to be delivered to Lender control agreements with respect to Lender’s security interest in each of the Outside Accounts, which control agreements must be in form and content satisfactory to Lender.

5.             Further Agreements and Representations. Each Borrower and Guarantor does hereby:

(a)           ratify, confirm and acknowledge that, as amended hereby, the Loan Agreement and the other Loan Documents are valid, binding and in full force and effect;

(b)           covenant and agree to perform all of such Borrower’s and Guarantor’s obligations under the Loan Agreement and the other Loan Documents, as amended;

(c)           acknowledge and agree that as of the date hereof, neither any Borrower nor Guarantor has any defense, set-off, counterclaim or challenge against the payment of any sums owing under any of the Obligations, as amended, or the enforcement of any of the terms of the Loan Agreement or of the other Loan Documents, as amended;

(d)           acknowledge and agree that except as heretofore disclosed to Lender by Borrowers in writing, all representations and warranties of Borrowers and Guarantor contained in the Loan Agreement and/or the other Loan Documents, as amended, are true, accurate and correct on and as of the date hereof as if made on and as of the date hereof;

(e)           represent and warrant that, except for the Existing Defaults, no Event of Default or event which with the delivery of notice, passage of time or both would constitute an Event of Default exists or will exist; and

(f)            covenant and agree that Borrowers’ or Guarantor’s failure to comply with the terms of this Amendment or any of the other Loan Documents shall constitute an Event of Default under the Loan Agreement.

6.             General Acknowledgments.

(a)           Borrowers and Guarantor fully and finally waive any notice or demand from Lender to Borrowers or Guarantor in connection with the Existing Defaults.

(b)           By reason of the Existing Defaults Lender has the right to, at its option, declare all Obligations immediately due and payable.

(c)           As a result of the Existing Defaults, Lender has no further obligation to make any further advances or extensions of credit to any Borrower.

(d)           Neither this Agreement nor any other agreement executed in connection herewith or pursuant to the terms hereof, nor any actions taken pursuant to this Agreement or such other agreement shall be deemed to cure the Existing Defaults or any other Events of Default which may exist under the Loan Agreement or the other Loan Documents or to be a waiver by Lender of the Existing Defaults or any other defaults or Events of Default under the Loan Agreement or the other Loan Documents, or of any rights or remedies in connection therewith or with respect thereto, it being the intention of the parties hereto that the obligations of Borrowers and Guarantor with respect to the Loan Agreement and the other Loan Documents are and shall remain in full force and effect

7.             Additional Documents; Further Assurances.  Borrowers and Guarantor covenant and agrees to execute and deliver to Lender, or to cause to be executed and delivered to Lender contemporaneously herewith, at the sole cost and expense of Borrowers, all documents, agreements, statements, resolutions, certificates, consents and information as Lender may require in connection with the matters or actions described herein.  Borrowers and Guarantor further covenant and agree to execute and deliver to Lender or to cause to be executed and delivered at the sole cost and expense of Borrowers, from time to time, any and all other documents, agreements, statements, certificates and information as Lender shall reasonably request to evidence or effect the terms hereof, the Loan Agreement, as amended, or any of the other Loan Documents, or to enforce or to protect Lender’s interest in the Collateral.  All such documents, agreements, statements, etc., shall be in form and content acceptable to Lender in its reasonable sole discretion.

8.             Release.  Borrowers and Guarantor acknowledge and agree that they have no claims, suits or causes of action against Lender and hereby remise, release and forever discharge Lender and its officers, directors, shareholders, employees, agents, successors and assigns from any claims, suits or causes of action whatsoever, in law or equity, which any Borrower or Guarantor has or may have arising from any act, omission or otherwise, at any time up to and including the date of this Amendment.

9.             Certain Fees, Costs, Expenses And Expenditures.  Borrowers will pay all of the Lender’s expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, fees, disbursements, expenses, appraisal costs and fees and expenses of counsel retained by Lender and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated.  Nothing contained herein shall limit in any manner whatsoever Lender’s right to reimbursement under any of the Loan Documents.

10.           No Further Amendment; No Course of Dealing.  Nothing contained herein constitutes an agreement or obligation by Lender to grant any further amendments with respect to any of the Loan Documents.  Any waiver or implied waiver by Lender of any obligations or covenants of Borrowers, Guarantor or any of them, under the Loan Documents is expressly terminated and rescinded and Borrowers shall strictly perform and comply with all obligations and covenants under the Loan Documents.

11.           Inconsistencies. To the extent of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Agreement not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

12.           Construction.  Any capitalized terms used in this Amendment not otherwise defined shall have the meaning as set forth in the Loan Agreement.

13.           Binding Effect.  This Amendment, upon due execution hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.           Governing Law.  This Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

15.           Severability.  The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

16.           No Third Party Beneficiaries.  The rights and benefits of this Amendment and the Loan Documents shall not inure to the benefit of any third party.

17.           Headings.  The headings of the Articles, Sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

18.           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed the day and year first above written.

LENDER:		BORROWERS:

WACHOVIA BANK, NATIONAL ASSOCIATION		SHERWOOD BRANDS OF VIRGINIA, LLC
a Virginia limited liability company

By:	/s/ George C. Kyvernitis	By:	SHERWOOD BRANDS, INC.,
Georgios C. Kyvernitis, Director			Sole Member

			By:	/s/ Amir Frydman
Amir Frydman

SHERWOOD BRANDS, LLC,
a Maryland limited liability company

		By:	SHERWOOD BRANDS, INC.,
Sole Member

			By:	/s/ Amir Frydman
Amir Frydman
Executive Vice President

SHERWOOD BRANDS OF RI, INC.

		By:	/s/ Amir Frydman
Amir Frydman
Executive Vice President

ASHER CANDY, INC.

		By:		/s/ Amir Frydman
Amir Frydman
Executive Vice President

(SIGNATURES CONTINUED ON FOLLOWING PAGE)

(SIGNATURES CONTINUED FROM PREVIOUS PAGE)

GUARANTOR:

SHERWOOD BRANDS, INC.

By:	/s/ Amir Frydman
Amir Frydman
Executive Vice President

SCHEDULE 1

OUTSIDE ACCOUNTS

Bank of America - Account Number 0000 0070 6660 maintained by Sherwood Brands, Inc.